Exhibit 23.3

CONSENT OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN &

HACHIGIAN, LLP, COUNSEL TO THE COMPANY

We consent to the reference to our firm under the caption, “Legal Matters” in the Registration Statement on Form S-1 and related Prospectus of Flux Power Holdings, Inc.

Sincerely,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP